SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2022

ELECTROMEDICAL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	Commission File Number	82-2619815

(State or other jurisdiction of incorporation or organization)	000-56192	(I.R.S. Employer Identification Number)

16561 N. 92nd Street, Ste. 101

Scottsdale, AZ 85260

(Address of Principal Executive Offices and Zip Code)

888-880-7888

(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Exchange on Which Registered
COMMON	EMED	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 14, 2022, the board of directors, acting pursuant to Article V of the Company’s Certificate of Incorporation, amended Section 2.6 of the Company’s By-Laws to be consistent with TITLE 8, Ch. 1 of the Delaware General Corporation Law, § 216, establishing one-third of the shares entitled to vote at any meeting of the stockholders to constitute a quorum.

On March 14, 2022, the board of directors approved a resolution to amend the Company’s Certificate of Incorporation to: (1) increase the Company’s authorized shares to five hundred and one million and one shares of capital stock, including: five hundred million shares designated as “Common Stock,” with a par value of $0.00001 per share; one million shares designated as “Series A Preferred Shares,” par value $0.00001 per share; and one share designated as “Series B Preferred Shares,” par value $0.00001 per share. Concurrently a special meeting of the stockholders was called by the board of directors, where shareholders holding a majority of the votes eligible to be cast approved the proposed amendments to the Company’s Certificate of Incorporation. The amendments were filed with the Delaware Secretary of State and recorded on March 14, 2022.

Section 9 – Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document	Location

4(i)	Certificate of Amendment	Filed Herewith

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated March 18, 2022

ELECTROMEDICAL TECHNOLOGIES, INC.

By:	/s/ Matthew Wolfson
Matthew Wolfson
Chief Executive Officer
(Principal Executive Officer)